Registration Nos. 333-117715, 333-119282, 333-120099, 333- 124350, 333-149956, 333-167411, 333-175180, 333-181661, 333- 192839, 333-195095, 333-195193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-117715

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-119282

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-120099

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-124350

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-149956

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-167411

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-175180

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-181661

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. File No. 333-192839

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. File No. 333-195095

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. File No. 333-195193

UNDER

THE SECURITIES ACT OF 1933

GOOGLE INC.

(Exact Name of Registrant as specified in its charter)

Delaware	77-0493581
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Google Inc. 1998 Stock Plan

Google Inc. 1999 Stock Option/Stock Issuance Plan

Google Inc. 2000 Stock Plan

Google Inc. 2003 Stock Plan

Google Inc. 2003 Equity Incentive Plan

Google Inc. 2003 Stock Plan (No. 2)

Google Inc. 2003 Stock Plan (No. 3)

Google Inc. 2004 Stock Plan

Google Inc. 2012 Stock Plan

Google Inc. Deferred Compensation Plan

Lifescape Solutions, Inc. 2001 Stock Plan

Keyhole, Inc. 2000 Equity Incentive Plan

Click Holding Corp. 2005 Stock Incentive Plan

AdMob, Inc. 2006 Stock Plan and the

UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan

Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan

(Full Title of the Plan)

Sundar Pichai

Chief Executive Officer

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address and telephone number, including area code, of agent for service )

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Kent Walker, Esq. Christine E. Flores, Esq. Kenneth H. Yi, Esq. Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (the “Registration Statements”) of Google Inc. (the “registrant”) and is being filed to deregister all securities of the registrant that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

File No. 333-117715 as filed with the Commission on July 28, 2004 and as amended April 20, 2007 pertaining to the registration of 14,582,822 shares of Class A common stock of the registrant (“Class A Common Stock”) and 10,456,420 shares of Class B common stock of the registrant (“Class B Common Stock”) issuable under the Google Inc. 2004 Stock Plan, the Google Inc. 2003 Equity Incentive Plan, the Google Inc. 2003 Stock Plan (No. 3), the Google Inc. 2003 Stock Plan (No. 2), the Google Inc. 2003 Stock Plan, the Google Inc. 2000 Stock Plan, the Google Inc. 1999 Stock Option/Stock Issuance Plan, or the Google Inc. 1998 Stock Plan.

File No. 333-119282 as filed with the Commission on September 24, 2004, pertaining to the registration of 12,867 shares of Class A Common Stock issuable under the Lifescape Solutions, Inc. 2001 Stock Plan.

File No. 333-120099 as filed with the Commission on October 29, 2004, pertaining to the registration of 31,130 shares of Class A Common Stock issuable under the Keyhole, Inc. 2000 Equity Incentive Plan.

File No. 333-124350 as filed with the Commission on April 27, 2005, pertaining to the registration of 50,022 shares of Class A Common Stock issuable under the Google Inc. 2003 Stock Plan and the Google Inc. 2003 Stock Plan (No. 3) and Class A Common Stock issuable on conversion of Class B Common Stock issued or issuable pursuant to options granted under the Google Inc. 1998 Stock Plan and the Google Inc. 2003 Stock Plan (No. 2).

File No. 333-149956 as filed with the Commission on March 28, 2008, pertaining to the registration of 127,320 shares of Class A Common Stock issuable in connection with stock options and stock appreciation rights granted under the Click Holding Corp. 2005 Stock Incentive Plan that were assumed by the registrant on March 11, 2008 pursuant to an Agreement and Plan of Merger dated as of April 13, 2007, as amended, by and among the registrant, Whopper Acquisition Corp. and Click Holding Corp.

File No. 333-167411 as filed with the Commission on June 9, 2010, pertaining to the registration of 198,693 shares of Class A Common Stock issuable in connection with stock options granted under the AdMob, Inc. 2006 Stock Plan and the UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan that were assumed by the registrant on May 27, 2010, pursuant to an Agreement and Plan of Merger and Reorganization among the registrant, Marlon Inc., AdMob, Inc. and certain other parties named therein.

File No. 333-175180 as filed with the Commission on June 28, 2011, pertaining to the registration of $342,500,000 of unsecured obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the Google Inc. Deferred Compensation Plan.

File No. 333-181661 as filed with the Commission on May 24, 2012, pertaining to the registration of 1,104,350 shares of Class A Common Stock issuable in connection with stock options, restricted stock units and restricted shares, as applicable, granted under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan that were assumed by the registrant on May 22, 2012 pursuant to an Agreement and Plan of Merger, dated as of August 15, 2011, by and among the registrant, RB98 Inc. and Motorola Mobility Holdings, Inc.

File No. 333-192839 as filed with the Commission on December 13, 2013, pertaining to the registration of 20,061,469 shares of Class A Common Stock issuable under the Google Inc. 2004 Stock Plan.

File No. 333-195095 as filed with the Commission on April 4, 2014, pertaining to the registration of 40,543,159 shares of Class C capital stock of the registrant (“Class C Capital Stock”) issuable under the Google Inc. 2004 Stock Plan, the Google Inc. 2012 Stock Plan and the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan.

File No. 333-195193 as filed with the Commission on April 10, 2014 pertaining to the registration of 4,368,637 shares of Class C Capital Stock issuable under the Google Inc. 2003 Stock Plan (No. 3), the Google Inc. 2004 Stock Plan, the Keyhole, Inc. 2000 Equity Incentive Plan, the Click Holding Corp. 2005 Stock Incentive Plan, the AdMob, Inc. 2006 Stock Plan and the UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan, and the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan.

On October 2, 2015, the registrant implemented a holding company reorganization (the “Alphabet Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2015, among the registrant, Alphabet Inc., a Delaware corporation (“Alphabet”) and Maple Technologies Inc., a Delaware corporation (“Merger Sub”), which resulted in Alphabet owning all of the outstanding capital stock of the registrant. Pursuant to the Alphabet Merger, Merger Sub, a direct, wholly owned subsidiary of Alphabet and an indirect, wholly owned subsidiary of the registrant, merged with and into the registrant, with the registrant surviving as a direct, wholly owned subsidiary of Alphabet. Each share of each class of stock of the registrant issued and outstanding immediately prior to the Alphabet Merger automatically converted into an equivalent corresponding share of Alphabet stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of the registrant’s stock being converted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on October 2, 2015.

Google Inc.
(registrant)

By:	/s/ Kent Walker
Name:	Kent Walker
Title:	Senior Vice President and General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christine Flores, Kenneth Yi and Kent Walker, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement to file any and all amendments and exhibits to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on October 2, 2015.

Signature	Title

/s/ Sundar Pichai	Chief Executive Officer
Sundar Pichai	(Principal Executive Officer)

/s/ Ruth Porat	Senior Vice President and Chief Financial Officer
Ruth Porat	(Principal Financial and Accounting Officer)

/s/ Eric E. Schmidt	Executive Chairman of the Board of Directors
Eric E. Schmidt

/s/ Larry Page	Co-Founder and Director
Larry Page

/s/ Sergey Brin	Co-Founder and Director
Sergey Brin

/s/ L. John Doerr	Director
L. John Doerr

/s/ Diane B. Greene	Director
Diane B. Greene

/s/ John L. Hennessy	Director
John L. Hennessy

/s/ Ann Mather	Director
Ann Mather

/s/ Alan R. Mulally	Director
Alan R. Mulally

/s/ Paul S. Otellini	Director
Paul S. Otellini

/s/ K. Ram Shriram	Director
K. Ram Shriram

/s/ Shirley M. Tilghman	Director
Shirley M. Tilghman